EXHIBIT 16.1

                                               May 10, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of KIWA BIO-TECH PRODUCTS GROUP CORPORATION (formerly known as TINTIC GOLD MINING COMPANY) pertaining to our firm included under Item 4 of Form 8-K dated May 5, 2004 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.